                               [CHASE LETTERHEAD]



                                  NEWS RELEASE

Investor Contact:  John Borden                    Press Contacts:  Kathleen Baum
                   212-270-7318                                    212-270-5089
                                                                   John Stefans
         For Immediate Release                                     212-270-7438


         CHASE OPERATING EPS RISES 16 PERCENT IN THE 1997 SECOND QUARTER

         New York, July 15, 1997 -- The Chase Manhattan Corporation today reported that fully diluted operating earnings per share rose to $2.11 before merger-related restructuring costs, from $1.82 in the second quarter of 1996. Fully-diluted operating earnings per share for the first six months rose to $4.11 from $3.62 in the prior-year period.

         Operating net income rose by $100 million to $969 million in the 1997 second quarter. Including merger-related restructuring costs, net income was $925 million compared with $856 million. In the first half of 1997, operating net income was $1,915 million compared with $1,737 million in the same 1996 period.

         SECOND QUARTER 1997 HIGHLIGHTS

     - Revenue on a managed basis rose seven percent, with gains across both business franchises

     - Incremental merger savings were $185 million, bringing cumulative merger savings to $945 million

     - Return on average common stockholders' equity was 20 percent, compared with 19 percent in the 1996 quarter

     -   The efficiency ratio on a managed basis improved to 54 percent

     - The Corporation purchased $630 million of its common equity under its previously-announced stock buy-back program

         "These excellent second quarter results demonstrate Chase's vibrant wholesale and consumer business franchises, and the benefits of our customer-focused execution," said Walter V. Shipley, chairman and chief executive officer. "We remain on track to meet our earnings and efficiency goals while continuing to make the investments necessary to ensure future growth."

                                     (More)

SECOND QUARTER LINE OF BUSINESS RESULTS

Global Wholesale Banking

         Operating net income from Global Wholesale Banking rose 24 percent; total revenues increased by 8 percent.

         Net income from Chase's Global Markets businesses rose substantially, reflecting record trading results. Total trading revenues were $655 million, including $164 million of trading-related net interest income, the result of very strong performance across the breadth of Chase's trading and sales platform amid favorable market conditions. Chase benefited from active market making and client business in its traditional foreign exchange and interest rate activities, strong growth in specialty derivative products and continued high levels of securities trading and underwriting.

         Corporate finance and loan syndication fees rebounded sharply from first quarter levels, and rose in comparison with the prior year quarter. Investment banking deal flow increased across the full range of market and customer segments. Revenues from securities underwriting continued to grow, as the volume of lead mandates increased in an active high yield market. Equity-related investment revenues, while slightly above trend, were lower compared with strong 1996 second quarter levels.

         Net income from Chase Global Services rose 29 percent, the result of growth in assets under custody and new business initiatives, as well as continued productivity gains. Revenues from Asset Management and Private Banking were higher, reflecting increased investment advisory activities.

Regional and Nationwide Consumer Banking

         Higher revenues in Regional and Nationwide Consumer Banking were offset by an increase in loan losses and expenses related to marketing initiatives and new product offerings. As a result, operating net income declined in the quarter.

         Credit Card revenues rose by 13 percent as average managed receivables increased by $2.2 billion. Net income declined in the quarter, reflecting higher credit card charge-offs and expenses related to co-branding initiatives.

         Net income from Mortgage Banking rose substantially, the result of strong revenue growth and productivity gains from the reengineering of Chase's mortgage origination business.

         Net income for Chase tri-state regional banking, which includes retail payment and investments and middle market banking, increased by 9 percent, reflecting revenue growth from higher deposit and investment levels, new products and the benefits of ongoing efficiency initiatives.

ADDITIONAL SECOND QUARTER FINANCIAL INFORMATION

Asset Quality

         The provision for credit losses was $189 million, compared with $250 million in the second quarter of 1996.

         Total managed consumer net charge-offs in the second quarter of 1997 were $457 million, of which $190 million were related to assets retained on the balance sheet. That compared with net charge-offs of $328 million in the second quarter of 1996, of which $192 million were related to retained assets.

         Managed credit card net charge-offs were $383 million in the 1997 second quarter or 5.99 percent of average managed receivables. That compared with $279 million or 4.78 percent of average managed receivables in the prior-year quarter.

         Total commercial net recoveries were $2 million in the second quarter of 1997 compared with total net charge-offs of $76 million in the second quarter of 1996.

         Nonperforming assets, at June 30, 1997, were $1,106 million, compared with $1,126 million on March 31, 1997, and $1,639 million on June 30, 1996.

Other Financial Data

         Total noninterest operating expense increased three percent to $2,389 million. The quarter included incremental merger savings of $185 million, which were offset by investment spending and increased incentives related to strong trading results. The quarter also included restructuring expenses of $71 million, bringing total restructuring expenses to $265 million. The Corporation expects that the restructuring expense component of its previously-announced $1.9 billion merger-related costs will rise by $100 million to $125 million.

         The Corporation remains on track to achieve its 1997 financial goals, including annual earnings per share growth of 15 percent; return on common equity of 19 percent; an efficiency ratio of between 54 to 55 percent and incremental merger savings of $635 million to $680 million. The Corporation continues to target annual revenue growth of six to eight percent. Due primarily to the reasons described in the paragraph above, underlying noninterest operating expense for the full year is now expected to exceed six percent.

         During the 1997 second quarter, the Corporation purchased approximately
6.7 million common shares as part of a stock repurchase plan announced in October of 1996. The Corporation reissued approximately 1.7 million treasury shares under the Corporation's employee benefit plans, resulting in a net repurchase of 5.0 million shares ($470 million) of its common stock.

                                      # # #

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED              SIX MONTHS ENDED
                                                              JUNE 30,                       JUNE 30,
                                                              --------                       --------
                                                        1997           1996            1997           1996
                                                        ----           ----            ----           ----
EARNINGS:
Income Before Restructuring Costs                      $  969         $  870         $ 1,915        $ 1,807  (a)
Restructuring Costs (After-Tax)  (b)                      (44)           (14)            (63)        (1,040)
                                                       ------         ------         -------        -------
Net Income                                             $  925         $  856         $ 1,852        $   767
                                                       ======         ======         =======        =======
Net Income Applicable to Common Stock                  $  874         $  801         $ 1,746        $   658
                                                       ======         ======         =======        =======

INCOME PER COMMON SHARE:
Primary:
    Income Before Restructuring Costs                  $ 2.11         $ 1.83         $  4.13        $  3.81  (a)
    Restructuring Costs (After-Tax)  (b)                (0.11)         (0.03)          (0.14)         (2.33)
                                                       ------         ------         -------        -------
    Net Income                                         $ 2.00         $ 1.80         $  3.99        $  1.48
                                                       ======         ======         =======        =======
Assuming Full Dilution:
    Income Before Restructuring Costs                  $ 2.11         $ 1.82         $  4.11        $  3.77  (a)
    Restructuring Costs (After-Tax)  (b)                (0.11)         (0.03)          (0.14)         (2.31)
                                                       ------         ------         -------        -------
    Net Income                                         $ 2.00         $ 1.79         $  3.97        $  1.46
                                                       ======         ======         =======        =======

PER COMMON SHARE:
Book Value at June 30,                                 $44.44         $40.47         $ 44.44        $ 40.47
Market Value at June 30,                               $97.06         $70.63         $ 97.06        $ 70.63
Common Stock Dividends Declared  (c)                   $ 0.62         $ 0.56         $  1.24        $  1.12

COMMON SHARES OUTSTANDING:
Average Common and Common Equivalent Shares             434.9          444.8           438.0          445.4
Average Common Shares Assuming Full Dilution            436.0          448.4           439.7          450.2
Common Shares at Period End                             423.3          437.1           423.3          437.1

PERFORMANCE RATIOS: (AVERAGE BALANCES) (d)
Income Before Restructuring Costs:
    Return on Assets                                     1.11%          1.10%           1.12%          1.15%
    Return on Common Stockholders' Equity               20.20%         19.00%          19.87%         19.27% (a)
    Return on Total Stockholders' Equity                18.76%         17.58%          18.45%         17.84%
Net Income:
    Return on Assets                                     1.06%          1.08%           1.09%          0.49%
    Return on Common Stockholders' Equity               19.23%         18.67%          19.18%          7.47%
    Return on Total Stockholders' Equity                17.91%         17.30%          17.84%          7.57%
Efficiency Ratio  (e)                                      58%            58%             58%            59%
Efficiency Ratio - Excluding Securitizations  (e)          54%            56%             54%            57%

CAPITAL RATIOS AT JUNE 30:
Common Stockholders' Equity to Assets                                                    5.3%           5.5%
Total Stockholders' Equity to Assets                                                     5.9%           6.3%
Tier 1 Leverage                                                                          6.6%           6.6%
Risk-Based Capital:
    Tier 1 (4.0% required)                                                               7.8% *         8.0%
    Total (8.0% required)                                                               11.4% *        11.8%

FULL-TIME EQUIVALENT EMPLOYEES AT JUNE 30,                                            68,132         68,828

(a) Includes nonrecurring items which had a $70 million net favorable impact on net income. Excluding these items, net income was $1,737 million, primary earnings per share was $3.66, fully-diluted earnings per share was $3.62 and return on common stockholders' equity was 18.48%.

(b) Reflects merger-related restructuring charge of $1,022 million, after-tax, which was recorded on March 31, 1996. In addition, after-tax merger-related expenses were incurred ($4 million in the first quarter of 1996, $14 million in the second quarter of 1996, $19 million in the first quarter of 1997 and $44 million in the second quarter of 1997) and recognized under an existing accounting pronouncement.

(c) The Corporation increased its quarterly common stock dividend to $0.62 per share, from $0.56 per share, in the first quarter of 1997.

(d) Performance ratios are based on annualized amounts.

(e) Excludes restructuring costs, foreclosed property expense and nonrecurring items.

* Estimated

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                 THREE MONTHS ENDED
                                                                                 ------------------
                                                                         JUNE 30,     MARCH 31,     JUNE 30,
                                                                           1997         1997          1996
                                                                          ------       ------       -------
INTEREST INCOME
Loans                                                                     $3,082       $3,112       $ 3,028
Securities                                                                   735          722           685
Trading Assets                                                               705          626           388
Federal Funds Sold and Securities Purchased Under Resale Agreements          697          559           514
Deposits with Banks                                                          114          106           156
                                                                          ------       ------       -------
    Total Interest Income                                                  5,333        5,125         4,771
                                                                          ------       ------       -------

INTEREST EXPENSE
Deposits                                                                   1,568        1,515         1,458
Short-Term and Other Borrowings                                            1,510        1,302         1,087
Long-Term Debt                                                               273          257           221
                                                                          ------       ------       -------
    Total Interest Expense                                                 3,351        3,074         2,766
                                                                          ------       ------       -------

NET INTEREST INCOME                                                        1,982        2,051         2,005
Provision for Credit Losses                                                  189          220           250
                                                                          ------       ------       -------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                      1,793        1,831         1,755
                                                                          ------       ------       -------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                       274          168           258
Trust, Custody and Investment Management Fees                                321          310           302
Credit Card Revenue                                                          248          278           233
Service Charges on Deposit Accounts                                           95           91           100
Fees for Other Financial Services                                            392          383           381
Trading Revenue                                                              491          422           397
Securities Gains                                                              30          101            24
Revenue from Equity-Related Investments                                      179          164           219
Other Revenue                                                                128          182 (a)        35
                                                                          ------       ------       -------
    Total Noninterest Revenue                                              2,158        2,099         1,949
                                                                          ------       ------       -------

NONINTEREST EXPENSE
Salaries                                                                   1,110        1,124 (b)     1,046
Employee Benefits                                                            219          222           225
Occupancy Expense                                                            193          187           207
Equipment Expense                                                            193          190           181
Foreclosed Property Expense                                                   --            3            (8)
Other Expense                                                                685 (c)      691 (c)       651
                                                                          ------       ------       -------
    Total Noninterest Expense Before Restructuring Charge                  2,400        2,417         2,302
Restructuring Charge and Expenses                                             71           30            22
                                                                          ------       ------       -------
    Total Noninterest Expense                                              2,471        2,447         2,324
                                                                          ------       ------       -------

INCOME BEFORE INCOME TAX EXPENSE                                           1,480        1,483         1,380
Income Tax Expense                                                           555          556           524
                                                                          ------       ------       -------
NET INCOME                                                                $  925       $  927       $   856
                                                                          ======       ======       =======

NET INCOME APPLICABLE TO COMMON STOCK                                     $  874       $  872       $   801
                                                                          ======       ======       =======

NET INCOME PER COMMON SHARE:
    Primary                                                               $ 2.00       $ 1.98       $  1.80
                                                                          ======       ======       =======
    Assuming Full Dilution                                                $ 2.00       $ 1.97       $  1.79
                                                                          ======       ======       =======

(a) Includes $44 million gain on the sale of a partially-owned foreign investment.

(b) Includes $50 million of costs for the accelerated vesting of stock-based incentive awards.

(c) Includes minority interest related to the Series A Preferred Shares of $11 million in each of the second and first quarters of 1997.

Certain amounts have been reclassified to conform to current presentation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                            1997          1996
                                                                          -------       -------
INTEREST INCOME
Loans                                                                     $ 6,194       $ 6,269
Securities                                                                  1,457         1,405
Trading Assets                                                              1,331           801
Federal Funds Sold and Securities Purchased Under Resale Agreements         1,256         1,015
Deposits with Banks                                                           220           328
                                                                          -------       -------
    Total Interest Income                                                  10,458         9,818
                                                                          -------       -------

INTEREST EXPENSE
Deposits                                                                    3,083         3,102
Short-Term and Other Borrowings                                             2,812         2,113
Long-Term Debt                                                                530           448
                                                                          -------       -------
    Total Interest Expense                                                  6,425         5,663
                                                                          -------       -------

NET INTEREST INCOME                                                         4,033         4,155 (a)
Provision for Credit Losses                                                   409           495
                                                                          -------       -------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                       3,624         3,660
                                                                          -------       -------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                        442           482
Trust, Custody and Investment Management Fees                                 631           587
Credit Card Revenue                                                           526           466
Service Charges on Deposit Accounts                                           186           199
Fees for Other Financial Services                                             775           759
Trading Revenue                                                               913           752
Securities Gains                                                              131            76
Revenue from Equity-Related Investments                                       343           442
Other Revenue                                                                 310 (b)        71 (c)
                                                                          -------       -------
    Total Noninterest Revenue                                               4,257         3,834
                                                                          -------       -------

NONINTEREST EXPENSE
Salaries                                                                    2,234 (d)     2,122
Employee Benefits                                                             441           530 (e)
Occupancy Expense                                                             380           428
Equipment Expense                                                             383           365
Foreclosed Property Expense                                                     3           (17)
Other Expense                                                               1,376         1,311
                                                                          -------       -------
    Total Noninterest Expense Before Restructuring Charge                   4,817         4,739
Restructuring Charge and Expenses                                             101         1,678
                                                                          -------       -------
    Total Noninterest Expense                                               4,918         6,417
                                                                          -------       -------

INCOME BEFORE INCOME TAX EXPENSE                                            2,963         1,077
Income Tax Expense                                                          1,111           310 (f)
                                                                          -------       -------
NET INCOME                                                                $ 1,852       $   767
                                                                          =======       =======

NET INCOME APPLICABLE TO COMMON STOCK                                     $ 1,746       $   658
                                                                          =======       =======

NET INCOME PER COMMON SHARE:
   Primary                                                                $  3.99       $  1.48
                                                                          =======       =======
   Assuming Full Dilution                                                 $  3.97       $  1.46
                                                                          =======       =======

(a) Includes $54 million of interest related to tax audit settlements.

(b) Includes $44 million gain on the sale of a partially-owned foreign investment.

(c) Includes $60 million loss on the sale of a building in Japan.

(d) Includes $50 million of costs for the accelerated vesting of stock-based incentive awards as a result of the improvement in the Corporation's stock price.

(e) Includes $40 million charge related to combining the Corporation's foreign retirement plans.

(f) Includes tax benefits related to the restructuring charge as well as aggregate tax benefits and refunds.

Certain amounts have been reclassified to conform to current presentation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST REVENUE DETAIL
                                  (IN MILLIONS)

                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                             ------------------               ----------------
                                                       JUNE 30,   MARCH 31,   JUNE 30,            JUNE 30,
                                                         1997       1997        1996         1997          1996
                                                         ----       ----       -----        ------       -------
FEES FOR OTHER FINANCIAL SERVICES:
Fees in Lieu of Compensating Balances                    $ 74       $ 81       $  74        $  155       $   148
Commissions on Letters of Credit and Acceptances           74         72          82           146           171
Mortgage Servicing Fees                                    62         56          54           118           104
Loan Commitment Fees                                       29         27          30            56            60
Other Fees                                                153        147         141           300           276
                                                         ----       ----       -----        ------       -------
    Total                                                $392       $383       $ 381        $  775       $   759
                                                         ====       ====       =====        ======       =======

TRADING-RELATED REVENUE: (a)
Interest Rate Contracts                                  $217       $183       $ 180        $  400       $   326
Foreign Exchange Revenue                                  175        169          93           344           233
Debt Instruments and Other                                263        243         248           506           478
                                                         ----       ----       -----        ------       -------
    Total                                                $655       $595       $ 521        $1,250       $ 1,037
                                                         ====       ====       =====        ======       =======

OTHER REVENUE:
Residential Mortgage Origination/Sales Activities        $ 30       $ 31       $  (2)       $   61       $    26
Net Losses on Emerging Markets Securities Sales            --         --         (30)           --           (65)
Gain on Sale of Partially-owned Foreign Investment         --         44          --            44            --
Loss on Sale of a Building in Japan                        --         --          --            --           (60)
All Other Revenue                                          98        107          67           205           170
                                                         ----       ----       -----        ------       -------
    Total                                                $128       $182       $  35        $  310       $    71
                                                         ====       ====       =====        ======       =======

(a) Includes net interest income attributable to trading activities.



                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)


                                        THREE MONTHS ENDED              SIX MONTHS ENDED
                                        ------------------              ----------------
                                JUNE 30,     MARCH 31,    JUNE 30,          JUNE 30,
                                  1997         1997         1996        1997         1996
                                  ----         ----         ----       ------       ------
OTHER EXPENSE:
Professional Services             $136         $133         $141       $  269       $  270
Marketing Expense                  107          103           73          210          163
Telecommunications                  73           75           82          148          167
Amortization of Intangibles         41           41           42           82           85
Minority Interest                   20 (a)       19 (a)       11           39 (a)       20
All Other                          308          320          302          628          606
                                  ----         ----         ----       ------       ------
    Total                         $685         $691         $651       $1,376       $1,311
                                  ====         ====         ====       ======       ======

(a) Includes minority interest related to the Series A Preferred Shares of $11 million in each of the second and first quarters of 1997.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)


                                                                                     JUNE 30,        JUNE 30,
                                                                                       1997            1996
                                                                                    ---------        ---------
ASSETS
Cash and Due from Banks                                                             $  16,879        $  13,291
Deposits with Banks                                                                     4,042            5,805
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                  39,228           33,039
Trading Assets:
    Debt and Equity Instruments                                                        37,567           25,297
    Risk Management Instruments                                                        29,949 (a)       26,414
Securities:
    Available-for-Sale                                                                 39,463           37,855
    Held-to-Maturity                                                                    3,463            4,125
Loans (Net of Allowance for Loan Losses of $3,446 in 1997 and $3,692 in 1996)         156,511 (a)      147,582
Premises and Equipment                                                                  3,676            3,667
Due from Customers on Acceptances                                                       2,102            2,438
Accrued Interest Receivable                                                             3,445            2,534
Other Assets                                                                           15,708           19,714
                                                                                    ---------        ---------
    TOTAL ASSETS                                                                    $ 352,033        $ 321,761
                                                                                    =========        =========

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                             $  45,396        $  39,915
    Interest-Bearing                                                                   67,565           62,726
  Foreign:
    Noninterest-Bearing                                                                 3,698            3,599
    Interest-Bearing                                                                   67,085           62,103
                                                                                    ---------        ---------
Total Deposits                                                                        183,744          168,343
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                   58,262           54,584
Commercial Paper                                                                        4,424            5,024
Other Borrowed Funds                                                                    7,874            8,857
Acceptances Outstanding                                                                 2,102            2,445
Trading Liabilities                                                                    46,706           36,186
Accounts Payable, Accrued Expenses and Other Liabilities                               13,053 (a)       13,212
Long-Term Debt                                                                         13,135           12,770
Guaranteed Preferred Beneficial Interests in Corporation's
    Junior Subordinated Deferrable Interest Debentures                                  1,390 (b)           --
                                                                                    ---------        ---------
    TOTAL LIABILITIES                                                                 330,690          301,421
                                                                                    ---------        ---------

PREFERRED STOCK OF SUBSIDIARY                                                             550 (c)           --
                                                                                    ---------        ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                         1,980            2,650
Common Stock                                                                              441              438
Capital Surplus                                                                        10,328           10,432
Retained Earnings                                                                       9,846            7,534
Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                       (155)            (640)
Treasury Stock, at Cost                                                                (1,647)             (74)
                                                                                    ---------        ---------
    TOTAL STOCKHOLDERS' EQUITY                                                         20,793           20,340
                                                                                    ---------        ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                     $ 352,033        $ 321,761
                                                                                    =========        =========

(a) At June 30, 1997, in accordance with a recently issued accounting pronouncement, the allowance for credit losses has been allocated into three components: a $3,446 million allowance for loan losses, which is reported net in Loans; an allowance for credit losses on derivative and foreign exchange financial instruments of $75 million, which is reported net in Trading Assets - Risk Management Instruments; and an allowance for credit losses on letters of credit and guarantees of $170 million, which is reported in Other Liabilities. Prior period amounts have not been reclassified due to immateriality.

(b) Reflects issuances, by subsidiaries of the Corporation, in the fourth quarter 1996 and first quarter 1997 of Capital Securities which qualify as Tier l Capital for the Corporation.

(c) Reflects the issuance in September 1996 of Series A Preferred Shares, which qualify as Tier I Capital for the Corporation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES
                             IN STOCKHOLDERS' EQUITY
                                  (IN MILLIONS)


                                                                    SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                 ----------------------
                                                                   1997           1996
                                                                 -------        -------
PREFERRED STOCK:
Balance at Beginning of Year                                     $ 2,650        $ 2,650
Redemption of Stock                                                 (670)            --
                                                                 -------        -------
Balance at End of Period                                         $ 1,980        $ 2,650
                                                                 -------        -------
COMMON STOCK:
Balance at Beginning of Year                                     $   441        $   458
Retirement of Treasury Stock                                          --            (20)
                                                                 -------        -------
Balance at End of Period                                         $   441        $   438
                                                                 -------        -------
CAPITAL SURPLUS:
Balance at Beginning of Year                                     $10,459        $11,075
Retirement of Treasury Stock                                          --           (433)
Shares Issued for Employee Stock-Based
    Awards and Certain Related Tax Benefits                         (131)          (210)
                                                                 -------        -------
Balance at End of Period                                         $10,328        $10,432
                                                                 -------        -------
RETAINED EARNINGS:
Balance at Beginning of Year                                     $ 8,627        $ 7,997
Net Income                                                         1,852            767
Retirement of Treasury Stock                                          --           (557)
Cash Dividends Declared:
    Preferred Stock                                                 (106)          (109)
    Common Stock                                                    (528)          (572)(a)
Accumulated Translation Adjustment                                     1              8
                                                                 -------        -------
Balance at End of Period                                         $ 9,846        $ 7,534
                                                                 -------        -------
NET UNREALIZED LOSS ON SECURITIES AVAILABLE-FOR-SALE:
Balance at Beginning of Year                                     $  (288)       $  (237)
Net Change in Fair Value of Securities Available-for-Sale,
    Net of Taxes                                                     133           (403)
                                                                 -------        -------
Balance at End of Period                                         $  (155)       $  (640)
                                                                 -------        -------
COMMON STOCK IN TREASURY, AT COST:
Balance at Beginning of Year                                     $  (895)       $(1,107)
Retirement of Treasury Stock                                          --          1,010
Purchase of Treasury Stock                                        (1,242)          (885)
Reissuance of Treasury Stock                                         490            908
                                                                 -------        -------
Balance at End of Period                                         $(1,647)       $   (74)
                                                                 -------        -------

TOTAL STOCKHOLDERS' EQUITY                                       $20,793        $20,340
                                                                 =======        =======


(a) Includes fourth quarter 1995 common stock dividends of $80 million declared and paid by old Chase in the 1996 first quarter.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CREDIT RELATED INFORMATION
                                  (IN MILLIONS)


                                                 LOANS OUTSTANDING          NONPERFORMING ASSETS
                                              -----------------------       --------------------
                                                      JUNE 30,                    JUNE 30,
                                                1997           1996          1997         1996
                                              --------       --------       ------       ------
Domestic Commercial:
        Commercial Real Estate                $  5,679       $  6,556       $  176       $  439
        Other Commercial                        42,133         38,170          345          514
                                              --------       --------       ------       ------
            Total Commercial Loans              47,812         44,726          521          953
                                              --------       --------       ------       ------
Domestic Consumer:
        Residential Mortgage                    37,425         35,388          292          241
        Credit Card                             12,597         11,447           --           --
        Other Consumer                          20,886         21,936           32           39
                                              --------       --------       ------       ------
            Total Consumer Loans                70,908         68,771          324          280
                                              --------       --------       ------       ------
Total Domestic Loans                           118,720        113,497          845        1,233
Foreign                                         41,237         37,777          124          265
                                              --------       --------       ------       ------
Total Loans                                   $159,957       $151,274          969        1,498
                                              ========       ========

Assets Acquired as Loan Satisfactions                                          137          141
                                                                            ------       ------
Total Nonperforming Assets                                                  $1,106       $1,639
                                                                            ======       ======

Assets Held For Accelerated Disposition                                     $  181       $  170
                                                                            ======       ======

                                                                                THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                                    JUNE 30,                JUNE 30,
                                                                                ------------------      ----------------
                                                                                1997        1996        1997        1996
                                                                                ----        ----        ----        ----
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                                                  $ (6)       $ 30        $(10)       $ 26
        Other Commercial                                                           4          46          18          94
                                                                                ----        ----        ----        ----
            Total Commercial                                                      (2)         76           8         120
                                                                                ----        ----        ----        ----
    Domestic Consumer:
        Residential Mortgage                                                       6           7          13          15
        Credit Card                                                              121         145         271         310
        Other Consumer                                                            63          40         115          77
                                                                                ----        ----        ----        ----
            Total Consumer                                                       190         192         399         402
                                                                                ----        ----        ----        ----
    Total Domestic Net Charge-offs                                               188         268         407         522
    Foreign                                                                        1         (18)          2         (27)
                                                                                ----        ----        ----        ----
Subtotal Net Charge-offs                                                         189         250         409         495
    Charge Related to Conforming Credit Card Charge-off Policies                  --          --          --         102
                                                                                ----        ----        ----        ----
Total Net Charge-offs                                                           $189        $250        $409        $597
                                                                                ====        ====        ====        ====

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                         CREDIT CARD RELATED INFORMATION
                          (IN MILLIONS, EXCEPT RATIOS)



                                                               AS OF OR FOR THE              AS OF OR FOR THE
                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
                                                            ----------------------        ----------------------
                                                              1997           1996           1997           1996
                                                            -------        -------        -------        -------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                     $25,567        $23,348        $25,443        $23,296
Past Due 90 Days & Over and Accruing                        $   520        $   461        $   520        $   461
   As a Percentage of Average Credit Card Receivables          2.03%          1.97%          2.04%          1.98%
Net Charge-offs  (a)                                        $   383        $   279        $   741        $   549
   As a Percentage of Average Credit Card Receivables          5.99%          4.78%          5.83%          4.71%

(a)   Excludes charges related to conforming credit card charge-off policies.


FAVORABLE (UNFAVORABLE) IMPACT OF CREDIT CARD         THREE MONTHS ENDED         SIX MONTHS ENDED
  SECURITIZATIONS ON REPORTED CONSOLIDATED                 JUNE 30,                  JUNE 30,
                                                      ------------------        ------------------
   STATEMENT OF INCOME LINE ITEMS:                     1997         1996         1997         1996
                                                      -----        -----        -----        -----
Net Interest Income                                   $(296)       $(208)       $(594)       $(395)
Provision for Credit Losses                             267          156          481          261
Credit Card Revenue                                      26           47           94          122
Other Revenue                                            --            8           (2)          11
                                                      -----        -----        -----        -----
Pre-tax Income (Loss) Impact of Securitizations       $  (3)       $   3        $ (21)       $  (1)
                                                      =====        =====        =====        =====

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
        CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
              (TAXABLE-EQUIVALENT INTEREST AND RATES; IN MILLIONS)


                                                               THREE MONTHS ENDED                     THREE MONTHS ENDED
                                                                  JUNE 30, 1997                         JUNE 30, 1996
                                                     ------------------------------------    -----------------------------------
                                                     AVERAGE                     RATE        AVERAGE                    RATE
                                                     BALANCE     INTEREST    (ANNUALIZED)    BALANCE     INTEREST   (ANNUALIZED)
                                                     -------     --------    ------------    -------     --------   ------------
ASSETS
Liquid Interest-Earning Assets                       $ 83,258      $1,516        7.30%       $ 63,954      $1,058       6.65%
Securities                                             44,385         739        6.68%         42,540         691       6.53%
Loans                                                 156,459       3,084        7.91%        150,612       3,034       8.09%
                                                     --------       -----                    --------      ------
Total Interest-Earning Assets                         284,102       5,339        7.54%        257,106       4,783       7.48%
Total Noninterest-Earning Assets                       64,793                                  60,473
                                                     --------                                --------
    Total Assets                                     $348,895                                $317,579
                                                     ========                                ========
LIABILITIES
Total Interest-Bearing Deposits                      $134,707       1,568        4.67%       $128,117       1,458       4.58%
Total Short-Term and Other Borrowings                  92,177       1,510        6.57%         73,373       1,087       5.96%
Long-Term Debt                                         14,035         273        7.81%         12,916         221       6.86%
                                                     --------      ------                    --------      ------
Total Interest-Bearing Liabilities                    240,919       3,351        5.58%        214,406       2,766       5.19%
                                                                   ------                                  ------
Noninterest-Bearing Deposits                           41,064                                  39,658
Other Noninterest-Bearing Liabilities                  45,641                                  43,613
                                                     --------                                --------
    Total Liabilities                                 327,624                                 297,677
                                                     --------                                --------
PREFERRED STOCK OF SUBSIDIARY                             550                                      --
                                                     --------                                --------
STOCKHOLDERS' EQUITY
Preferred Stock                                         2,494                                   2,650
Common Stockholders' Equity                            18,227                                  17,252
                                                     --------                                --------
    Total Stockholders' Equity                         20,721                                  19,902
                                                     --------                                --------
    Total Liabilities and Stockholders' Equity       $348,895                                $317,579
                                                     ========                                ========
INTEREST RATE SPREAD                                                             1.96%                                  2.29%
                                                                                 ====                                   ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                     $1,988        2.81%                     $2,017       3.15%
                                                                   ======        ====                      ======       ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS -
    MANAGED BASIS  (a)                                             $2,284        3.08%                     $2,225       3.35%
                                                                   ======        ====                      ======       ====

                                                              SIX MONTHS ENDED                         SIX MONTHS ENDED
                                                               JUNE 30, 1997                            JUNE 30, 1996
                                                     -----------------------------------     ------------------------------------
                                                      AVERAGE                   RATE         AVERAGE                      RATE
                                                      BALANCE   INTEREST    (ANNUALIZED)     BALANCE      INTEREST    (ANNUALIZED)
                                                      -------   --------    ------------     -------      --------    ------------
ASSETS
Liquid Interest-Earning Assets                       $ 78,047   $ 2,807         7.25%       $ 63,138       $2,144        6.83%
Securities                                             43,968     1,465         6.72%         42,623        1,416        6.68%
Loans                                                 154,754     6,198         8.08%        150,123        6,275        8.41%
                                                     --------   -------                     --------       ------
Total Interest-Earning Assets                         276,769    10,470         7.63%        255,884        9,835        7.73%
Total Noninterest-Earning Assets                       67,339                                 59,368
                                                     --------                               --------
    Total Assets                                     $344,108                               $315,252
                                                     ========                               ========

LIABILITIES
Total Interest-Bearing Deposits                      $133,421     3,083         4.66%       $130,948        3,102        4.76%
Total Short-Term and Other Borrowings                  86,687     2,812         6.54%         70,057        2,113        6.07%
Long-Term Debt                                         13,780       530         7.75%         12,946          448        6.95%
                                                     --------   -------                     --------       ------
Total Interest-Bearing Liabilities                    233,888     6,425         5.54%        213,951        5,663        5.32%
                                                                -------                                    ------
Noninterest-Bearing Deposits                           40,981                                 39,203
Other Noninterest-Bearing Liabilities                  47,759                                 41,728
                                                     --------                               --------
    Total Liabilities                                 322,628                                294,882
                                                     --------                               --------
PREFERRED STOCK OF SUBSIDIARY                             550                                     --
                                                     --------                               --------
STOCKHOLDERS' EQUITY
Preferred Stock                                         2,571                                  2,650
Common Stockholders' Equity                            18,359                                 17,720
                                                     --------                               --------
    Total Stockholders' Equity                         20,930                                 20,370
                                                     --------                               --------
    Total Liabilities and Stockholders' Equity       $344,108                               $315,252
                                                     ========                               ========
INTEREST RATE SPREAD                                                            2.09%                                    2.41%
                                                                                ====                                     ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                  $ 4,045         2.95%                      $4,172        3.28%
                                                                =======         ====                       ======        ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS -
    MANAGED BASIS  (a)                                          $ 4,639         3.22%                      $4,567        3.47%
                                                                =======         ====                       ======        ====

(a)  Excludes the impact of the credit card securitizations.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)


                                            GLOBAL               REGIONAL AND NATIONWIDE
                                       WHOLESALE BANKING            CONSUMER BANKING                   TOTAL (a)
     THREE MONTHS ENDED              ---------------------      ------------------------        ------------------------
         JUNE 30,                      1997         1996          1997            1996            1997            1996
------------------------------       --------     --------      --------        --------        --------        --------
REVENUES                             $  2,331     $  2,149      $  2,182        $  2,017        $  4,140        $  3,954

OPERATING NET INCOME                      685          552           330             346             969             870

AVERAGE COMMON EQUITY                   9,465        9,619         6,570           6,455          18,227          17,252

AVERAGE ASSETS                        240,563      219,432       119,494         112,141         348,895         317,579

RETURN ON COMMON EQUITY (ROCE)           27.9%        21.8%         19.0%           20.3%           20.2%           19.0%

EFFICIENCY RATIO                           51%          55%           53%             55%             58%             58%

                            GLOBAL WHOLESALE BANKING
                             KEY FINANCIAL MEASURES

                                                      1997                                             1996
                                ------------------------------------------------   ----------------------------------------------
  THREE MONTHS ENDED                          NET                     EFFICIENCY                NET                    EFFICIENCY
       JUNE 30,                 REVENUE      INCOME        ROCE          RATIO     REVENUE     INCOME        ROCE         RATIO
--------------------------      -------      ------        ----       ----------   -------     ------        ----      ----------
GLOBAL INVESTMENT BANKING
     AND CORPORATE LENDING       $560         $180         20.2%          36%        $556       $172         19.1%          38%

GLOBAL MARKETS                    840          296         55.0           47          683        204         35.1           54

CHASE CAPITAL PARTNERS            178           99         34.4           12          212        122         44.8            8

GLOBAL ASSET MANAGEMENT
     AND PRIVATE BANKING          178           33         26.9           69          169         32         25.7           66

GLOBAL SERVICES                   522           80         28.7           75          483         62         22.3           79

TERMINAL BUSINESSES (b)            24           (2)          NM           NM           18        (12)          NM           NM

                    REGIONAL AND NATIONWIDE CONSUMER BANKING
                             KEY FINANCIAL MEASURES

                                                  1997                                        1996
                               ------------------------------------------   -------------------------------------------
  THREE MONTHS ENDED                       NET                 EFFICIENCY               NET                  EFFICIENCY
       JUNE 30,                REVENUE    INCOME     ROCE        RATIO      REVENUE    INCOME      ROCE        RATIO
-------------------------      -------    ------     ----      ----------   -------    ------      ----      ----------
CREDIT CARDS                    $720       $39        9.9%         38%       $640       $81        21.8%         37%

RETAIL PAYMENTS AND
   INVESTMENTS (c)               526        80       29.7          73         508        81        30.3          72

MIDDLE MARKET                    214        56       21.0          47         199        44        16.0          54

MORTGAGE BANKING                 186        47       15.1          54         159        27         8.2          67

NATIONAL CONSUMER FINANCE        162        29       25.3          39         153        37        32.1          43

INTERNATIONAL CONSUMER            64        14       72.5          62          63        15        76.2          59

TEXAS COMMERCE                   325        72       19.2          61         302        65        18.2          64

(a)    Total column includes Corporate results.

(b) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(c) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $25 million and $16 million in 1997 and 1996, respectively.

NM -   Not meaningful

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)


                                              GLOBAL                 REGIONAL AND NATIONWIDE
                                        WHOLESALE BANKING              CONSUMER BANKING                     TOTAL (a)
   SIX MONTHS ENDED                  ------------------------        ------------------------        ------------------------
        JUNE 30,                       1997            1996            1997            1996            1997            1996
------------------------------       --------        --------        --------        --------        --------        --------
REVENUES                             $  4,642        $  4,353        $  4,336        $  4,043        $  8,290        $  7,995

OPERATING NET INCOME                    1,339           1,166             668             670           1,915           1,737

AVERAGE COMMON EQUITY                   9,454           9,683           6,575           6,415          18,359          17,720

AVERAGE ASSETS                        236,658         214,926         118,791         111,179         344,108         315,252

RETURN ON COMMON EQUITY (ROCE)           27.4%           23.0%           19.3%           19.8%           19.9%           18.5%

EFFICIENCY RATIO                           51%             54%             53%             56%             58%             59%


                            GLOBAL WHOLESALE BANKING
                             KEY FINANCIAL MEASURES

                                                   1997                                            1996
                                 ----------------------------------------     ------------------------------------------------
   SIX MONTHS ENDED                          NET               EFFICIENCY                  NET                     EFFICIENCY
       JUNE 30,                  REVENUE    INCOME     ROCE      RATIO        REVENUE     INCOME         ROCE         RATIO
--------------------------       -------    ------     ----    ----------     -------     ------         ----      ----------
GLOBAL INVESTMENT BANKING
     AND CORPORATE LENDING       $1,040       $315     17.6%      39%         $1,099       $352          19.6%           36%

GLOBAL MARKETS                    1,721        610     56.5       45           1,307        380          31.8            56

CHASE CAPITAL PARTNERS              314        170     29.8       14             460        268          50.7             7

GLOBAL ASSET MANAGEMENT
     AND PRIVATE BANKING            355         66     26.7       69             336         60          24.1            67

GLOBAL SERVICES                   1,035        156     28.3       76             963        125          22.5            79

TERMINAL BUSINESSES (b)              25        (20)      NM       NM              29        (21)           NM            NM

                    REGIONAL AND NATIONWIDE CONSUMER BANKING
                             KEY FINANCIAL MEASURES


                                                    1997                                                1996
                                ----------------------------------------------    -----------------------------------------------
  SIX MONTHS ENDED                            NET                   EFFICIENCY                 NET                     EFFICIENCY
      JUNE 30,                  REVENUE     INCOME        ROCE         RATIO      REVENUE     INCOME        ROCE          RATIO
--------------------------      ------      ------        ----      ----------    -------     ------        ----       ---------
CREDIT CARDS                    $1,450       $ 94         12.3%         39%       $1,275       $153         20.6%           38%

RETAIL PAYMENTS AND
   INVESTMENTS (c)               1,028        157         28.9          73         1,005        142         26.8            75

MIDDLE MARKET                      423        111         21.1          47           416         97         18.0            52

MORTGAGE BANKING                   373         93         14.9          55           324         49          7.4            70

NATIONAL CONSUMER FINANCE          317         56         24.1          41           303         70         31.2            42

INTERNATIONAL CONSUMER             129         29         76.6          60           124         29         76.5            59

TEXAS COMMERCE                     645        138         18.5          62           611        133         18.8            63


(a)    Total column includes Corporate results.

(b) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(c) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $49 million and $35 million in 1997 and 1996, respectively.

NM -   Not meaningful